UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2025

NanoVibronix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36445	01-0801232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

969 Pruitt Ave Tyler, Texas	77569
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 233-3004

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NAOV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Underwritten Public Offering

On May 14, 2025, NanoVibronix, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and between the Company and Dawson James Securities, Inc. as representative of the underwriters named on Schedule I of the Underwriting Agreement (the “Representative”), pursuant to which the Company agreed to issue in a firm commitment underwritten offering (the “Offering”) (i) 400,000 shares (the “Preferred Shares”) of the Company’s newly designated Series G Convertible Preferred Stock, $0.001 par value per share (the “Preferred Stock”), initially convertible into up to 4,901,982 shares (the “Conversion Shares”) of common stock, par value $0.001 per share (the “Common Stock”) and (ii) warrants (the “Common Warrants”) to purchase up to 4,901,982 shares of Common Stock (the “Common Warrant Shares”). The combined public offering price per share of Preferred Stock and accompanying Warrant was $25.

The Common Warrants have an exercise price of $2.04 per share, are exercisable immediately upon issuance and have a term of five years from the date of issuance. A holder will not have the right to exercise any portion of the Common Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants.

Pursuant to the terms of the Certificate of Designations of the Preferences, Rights and Limitations of the Series G Convertible Preferred Stock (the “Certificate of Designations”), the holders of the Preferred Stock are entitled to receive cumulative dividends at the rate per share of 9% per annum of the stated value per share until the fifth anniversary of the date of issuance of the Preferred Stock, which such dividends may be paid, at the Company’s option, in shares of Common Stock. The Offering also related to up to 2,205,883 shares of Common Stock issuable upon payment of all dividends accrued on the Preferred Stock (the “Dividend Shares”).

Pursuant to the terms of the Underwriting Agreement, the Company agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement or prospectus, or any amendment or supplement thereto for 90 days after the closing date of the Offering. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a variable rate transaction (as defined in the Underwriting Agreement) until the six-month anniversary of the closing date of the Offering, subject to certain exceptions. The Underwriting Agreement additionally contains certain representations, warranties, covenants and indemnification provisions customary for similar transactions. The representations, warranties and covenants contained in the Underwriting Agreement were made solely for the benefit of the applicable parties to the Purchase Agreement and may be subject to limitations agreed upon by the applicable contracting parties.

The aggregate gross proceeds from the Offering were approximately $10 million before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for (i) the redemption of the principal amount of its outstanding debenture with an aggregate principal amount of $1,300,000, initially issued on February 14, 2025, pursuant to the terms and conditions of such debenture and up to $700,000 to be applied to the partial repayment of an outstanding note issued on January 17, 2025, in the aggregate principal amount of $2,497,308 and (ii) general corporate purposes. On May 16, 2025, the Offering closed.

Pursuant to an engagement letter, dated as of February 11, 2025, between the Company and the Representative (as amended, the “Engagement Letter”), the Company agreed to pay (i) underwriting discounts and commissions equal to 7% of the aggregate gross proceeds of the Offering and (ii) $150,000 for road show, diligence and legal expenses of the Representative, including reasonable “blue sky” fees and expenses. In addition, pursuant to the Engagement Letter, the Company agreed to issue to the Representative, warrants (the “Representative’s Warrants”) to purchase up to 245,099 shares of Common Stock (the “Representative’s Warrant Shares”). The Representative’s Warrants have substantially the same terms as the Common Warrants issued in the Offering, except that the Representative’s Warrants have a term of five years from the date of the commencement of sales in the Offering.

The Preferred Shares, the Conversion Shares, the Common Warrants, the Common Warrant Shares, the Dividend Shares, the Representative’s Warrants and the Representative’s Warrant Shares were offered by the Company pursuant to a Registration Statement on Form S-1 (File No. 333-284973) (the “Registration Statement”), initially filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2025, as amended on April 22, 2025, April 29, 2025, May 12, 2025, and May 14, 2025 (including the prospectus forming a part of such Registration Statement), under the Securities Act of 1933, as amended, and declared effective by the SEC on May 14, 2025.

The foregoing description of the Underwriting Agreement, the Common Warrants and the Representative’s Warrants are qualified in their entirety by reference to the full text of the form of Underwriting Agreement, the Common Warrants and the Representative’s Warrants, copies of which are filed as Exhibits 1.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Series G Convertible Preferred Stock

The terms of the Preferred Stock are set forth in the Certificate of Designations, which was filed with the Secretary of State for the State of Delaware on May 15, 2025, prior to the closing of the Offering. The Preferred Stock has a par value of $0.001 per share and a stated value equal to $25.

The Preferred Stock is convertible into shares of Common Stock (subject to the beneficial ownership limitations as provided in the Certificate of Designations), on or after the date of issuance at an initial conversion price equal to $2.04 per share of Common Stock, subject to adjustment as provided in the Certificate of Designations, at any time at the option of the holder prior to the fifth anniversary of the date of issuance, at which time all shares of outstanding Preferred Stock shall automatically and without any further action by the holder be converted into shares of Common Stock at the then effective conversion price, provided that the holder will be prohibited from converting the Preferred Stock into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of the Common Stock then issued and outstanding. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to the Company. Notwithstanding the foregoing, in no event shall the conversion price be less than the Floor Price (as defined herein).

The holders of Preferred Stock will be entitled to receive cumulative dividends at the rate per share of 9% per annum of the stated value per share, until the fifth anniversary of the date of issuance of the Preferred Stock. The dividends become payable, at the Company’s option, in either cash, out of any funds legally available for such purpose, or in shares of Common Stock, (i) upon any conversion of the Preferred Stock, (ii) on each such other date as the Company’s board of directors may determine, subject to written consent of the holders of Preferred Stock holding a majority of the then issued and outstanding Preferred Stock, (iii) upon the Company’s liquidation, dissolution or winding up, and (iv) upon occurrence of a fundamental transaction, including any merger or consolidation, sale of all or substantially all of the Company’s assets, exchange or conversion of all of the Common Stock by tender offer, exchange offer or reclassification; provided, however, that if Preferred Stock is converted into shares of Common Stock at any time prior to the fifth anniversary of the date of issuance of the Preferred Stock, the holder will receive a make-whole payment in an amount in cash equal (i) to all of the dividends that, but for the early conversion, would have otherwise accrued on the applicable shares of Preferred Stock being converted for the period commencing on the issuance date of the Preferred Stock and ending on the Mandatory Conversion Date (as defined in the Certificate of Designations) minus (ii) the amount of all prior dividends paid on such converted Preferred Stock before the relevant Conversion Date (as defined in the Certificate of Designations), less the amount of all prior dividends paid on such converted Preferred Stock before the date of conversion. Make-whole payments are payable at the Company’s option in either cash, out of any funds legally available for such purpose, or in shares of Common Stock.

With respect to any dividend payments and make-whole payments paid in shares of Common Stock, the number of shares of Common Stock to be issued to a holder of Preferred Stock will be an amount equal to the quotient of (i) the amount of the dividend payable to such holder divided by (ii) the conversion price then in effect, provided that the conversion price shall not be less than the Floor Price.

The Preferred Stock, to the extent that it has not been converted previously, is subject to full ratchet anti-dilution price protection upon the issuance of equity or equity-linked securities at an effective Common Stock purchase price of less than the conversion price then in effect, subject to adjustment as provided in the Certificate of Designations. Notwithstanding the foregoing, in no event shall the conversion price be less than the Floor Price, which such Floor Price shall equal 50% of the “Minimum Price” (as such term is defined in Rule 5635 of the Listing Rules of the Nasdaq Stock Market) on the date of the Underwriting Agreement (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events) or, in any case, such lower amount as permitted, from time to time, by the Nasdaq Capital Market (the “Floor Price”). Additionally, in the event that the conversion price has been adjusted pursuant to the Certificate of Designations, and the Dilutive Issuance (as defined in the Certificate of Designations) that triggered such adjustment does not occur, is not consummated, is unwound, or is cancelled after the fact for any reason whatsoever, the conversion price shall be readjusted to the conversion price in effect prior to such Dilutive Issuance.

In the event of the Company’s liquidation, dissolution, or winding up, holders of the Preferred Stock will be entitled to receive the amount of cash, securities or other property to which such holder would be entitled to receive with respect to such shares of Preferred Stock if such shares had been converted to shares of Common Stock immediately prior to such event (without giving effect for such purposes to the 4.99% or 9.99% beneficial ownership limitation, as applicable) subject to the preferential rights of holders of any class or series of the Company’s capital stock specifically ranking by its terms senior to the Preferred Stock as to distributions of assets upon such event, whether voluntarily or involuntarily.

The holders of the Preferred Stock have no voting rights, except as required by law. There is no established public trading market for the Preferred Stock and the Company does not intend to list the Preferred Stock on any national securities exchange or nationally recognized trading system.

The foregoing description of the Certificate of Designations is qualified in its entirety by reference to the full text of the Certificate of Designations, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Series X Amendment Agreement; Series X Certificate of Amendment

As previously disclosed, in connection with the entry into that certain Agreement and Plan of Merger, dated as of February 14, 2025, by and among the Company, NVEH Merger Sub I, Inc., NVEH Merger Sub II, LLC, and ENvue Medical Holdings, Corp., on February 14, 2025, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series X Non-Voting Convertible Preferred Stock with the Secretary of State of the State of Delaware (the “Series X Certificate of Designations”).

On May 12, 2025, the Company entered into that certain Amendment Agreement (the “Series X Amendment Agreement”) with the Requisite Series X Holders (as defined in the Series X Certificate of Designations). Pursuant to the Series X Amendment Agreement, the Requisite Series X Holders agreed to amend the Series X Certificate of Designations by filing a Certificate of Amendment (“Series X Certificate of Amendment”) to the Series X Certificate of Designations with the Secretary of State of the State of Delaware to (i) increase the number of authorized shares of Series X Preferred Non-Voting Convertible Preferred Stock, par value $0.001 per share (the “Series X Preferred Stock”) from 57,720 shares to 62,220 shares and (ii) upon the closing of the Offering, to reduce the conversion price of the Series X Preferred Stock to the conversion price of the Preferred Stock.

On May 12, 2025, the Company filed the Series X Certificate of Amendment with the Secretary of State of the State of Delaware, thereby amending the Series X Certificate of Designations. The Series X Certificate of Amendment became effective with the Secretary of State of the State of Delaware upon filing.

The foregoing descriptions of the Series X Amendment Agreement and the Series X Certificate of Amendment are qualified in their entirety by reference to the full text of each such document, copies of which are filed as Exhibit 10.1 and Exhibit 3.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.03. Material Modification to Rights of Security Holders.

The matters described in Item 1.01 of this Current Report on Form 8-K related to the Preferred Stock, the Series X Preferred Stock, the Certificate of Designations and the Series X Certificate of Amendment are incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The matters described in Item 1.01 of this Current Report on Form 8-K related to the filing of the Certificate of Designations and the Series X Certificate of Amendment are incorporated herein by reference.

Item 8.01. Other Events.

On May 15, 2025, the Company issued a press release announcing the pricing of the Offering. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
1.1	Underwriting Agreement, by and between the Company and Dawson James Securities, Inc., dated as of May 14, 2025.
3.1	Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series X Non-Voting Convertible Preferred Stock.
3.2	Certificate of Designation of the Preferences, Rights and Limitations of Series G Convertible Preferred Stock.
4.1	Form of Common Warrant issued on May 16, 2025.
4.2	Form of Representative’s Warrant issued on May 16, 2025.
10.1	Form of Amendment Agreement, dated as of May 12, 2025, by and among the Company and the holders party thereto.
99.1	Press Release, dated May 15, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2025	NANOVIBRONIX, Inc.

	By:	/s/ Stephen Brown
	Name:	Stephen Brown
	Title:	Chief Financial Officer